Exhibit 99.1

Financial News Release

Advanced Energy Reports Third Quarter 2023 Results

●	Revenue was $410 million, within the guidance range
●	GAAP EPS was $0.89, above the mid-point of guidance
●	Non-GAAP EPS was $1.28, above the mid-point of guidance
●	Cash flow from continuing operations was a record $73 million

DENVER, Colo., October 31, 2023 - Advanced Energy Industries, Inc. (Nasdaq: AEIS), a global leader in highly engineered, precision power conversion, measurement, and control solutions, today announced financial results for the third quarter ended September 30, 2023.

“In the third quarter, we delivered sequentially higher earnings and record operating cash flow on marginally lower revenue,” said Steve Kelley, president and CEO of Advanced Energy. “Our solid financial performance through the business cycle gives us the ability to invest in new products and technologies, as well as in improvements in manufacturing efficiency. These investments will drive future revenue growth and market share gains.”

Third Quarter Results

Sales were $410.0 million in the third quarter of 2023, compared with $415.5 million in the second quarter of 2023 and $516.3 million in the third quarter of 2022.

GAAP net income from continuing operations was $33.7 million or $0.89 per diluted share in the quarter, compared with $27.5 million or $0.73 per diluted share in the prior quarter, and $74.9 million or $1.99 per diluted share a year ago.

Non-GAAP net income was $48.5 million or $1.28 per diluted share in the third quarter of 2023. This compares with $41.9 million or $1.11 per diluted share in the second quarter of 2023, and $79.6 million or $2.12 per diluted share in the third quarter of 2022.

Advanced Energy generated a record $72.7 million in cash flow from continuing operations in the third quarter of 2023 and paid $3.8 million in quarterly dividends.

Also in the third quarter of 2023, Advanced Energy completed a private offering of $575 million aggregate principal amount of 2.50% Convertible Senior Notes due 2028. In conjunction with the offering, the company repurchased $40.0 million of common stock. Total cash on hand at the end of the quarter increased to $985.9 million.

Fourth Quarter 2023 Guidance

Based on the Company’s current view, beliefs, and assumptions, guidance is within the following ranges:

Q4 2023
Revenue	$405 million +/- $15 million
GAAP EPS from continuing operations	$0.69 +/- $0.20
Non-GAAP EPS	$1.15 +/- $0.20

Conference Call

Management will host a conference call today, October 31, 2023, at 4:30 p.m. Eastern Time to discuss the third quarter financial results. To participate in the live earnings conference call, please dial 877-407-0890 approximately ten minutes prior to the start of the meeting and an operator will connect you. International participants can dial +1-201-389-0918. A webcast will also be available on our investor web page at ir.advancedenergy.com in the Events & Presentations section. The archived webcast will be available approximately two hours following the end of the live event.

About Advanced Energy

Advanced Energy Industries, Inc. (Nasdaq: AEIS) is a global leader in the design and manufacture of highly engineered, precision power conversion, measurement and control solutions for mission-critical applications and processes. Advanced Energy’s power solutions enable customer innovation in complex applications for a wide range of industries including semiconductor equipment, industrial production, medical and life sciences, data center computing, networking, and telecommunications. With engineering know-how and responsive service and support for customers around the globe, the company builds collaborative partnerships to meet technology advances, propels growth of its customers and innovates the future of power. Advanced Energy has devoted four decades to perfecting power. It is headquartered in Denver, Colorado, USA. For more information, visit www.advancedenergy.com.

Advanced Energy | Precision. Power. Performance. Trust.

For more information, contact:

Andrew Huang

Advanced Energy Industries, Inc.

970-407-6555

ir@aei.com

Non-GAAP Measures

This release includes GAAP and non-GAAP income and per-share earnings data and other GAAP and non-GAAP financial information. The non-GAAP results presented below exclude the impact of non-cash related charges, such as stock-based compensation, amortization of intangible assets, and long-term unrealized foreign exchange gains and losses. In addition, we exclude discontinued operations and other non-recurring items such as acquisition-related costs, facility expansion and related costs, and restructuring expenses, as they are not indicative of future performance. The tax effect of our non-GAAP adjustments represents the anticipated annual tax rate applied to each non-GAAP adjustment after consideration of their respective book and tax treatments.

The non-GAAP measures included in this release are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures provide useful information to management and investors to evaluate business performance without the impacts of certain non-cash charges, non-economic foreign currency remeasurements, and other cash charges which are not part of our usual operations. We use these non-GAAP measures to assess performance against business objectives, make business decisions, develop budgets, forecast future periods, assess trends, and evaluate financial impacts of various scenarios. In addition, management’s incentive plans include these non-GAAP measures as criteria for achievements. Additionally, we believe that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. To gain a complete picture of all effects on our financial results from any and all events, management does (and investors should) rely upon the GAAP measures as well, as the items excluded from non-GAAP measures may contribute to not accurately reflecting the underlying performance of the company’s continuing operations for the period in which they are incurred. Furthermore, the use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

Forward-Looking Statements

This release and statements we make on the above announced conference call contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this report that are not historical information are forward-looking statements. For example, statements relating to our beliefs, expectations and plans are forward-looking statements, as are statements that certain actions, conditions, or circumstances will continue. The inclusion of words such as "anticipate," "expect," "estimate," "can," "may," "might," "continue," "enables," "plan," "intend," "should," "could," "would," "likely," "potential," or "believe," as well as statements that events or circumstances "will" occur or continue, indicate forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (a) supply chain disruptions and component shortages that may impact our ability to timely manufacture products and deliver to customers; (b) the effects of global macroeconomic conditions upon demand for our products and services, including supply chain cost increases, inflationary pressures, economic downturns, and volatility and cyclicality of the industries we serve; (c) the impact of political and geographical risks, including trade and export regulations, other effects of international disputes, war, terrorism, or geopolitical tensions; (d) managing backlog orders; (e) our ability to develop new products expeditiously and be successful in the design win process; (f) delays in capital spending by end-users in our served markets; (g) the risks and uncertainties related to the integration of acquired companies including SL Power Electronics; (h) the continuing spread of COVID-19 and its potential adverse impact on our operations; (i) our ability to avoid additional costs and lawsuits after the solar inverter wind-down; (j) the accuracy of our assumptions on which our financial statement projections are based; (k) the timing of orders received from customers; (l) our ability to realize benefits from cost improvement efforts including avoided costs, restructuring plans and inorganic growth; (m) unanticipated changes to management’s estimates, reserves or allowances; and (n) changes and adjustments to the tax expense and benefits related to the U.S. tax law changes, any of which could negatively impact our customers’ and our presence, operations, and financial results. These and other risks are described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s investor relations page at ir.advancedenergy.com or by contacting Advanced Energy’s investor relations at 970-407-6555. Forward-looking statements are made and based on information available to us on the date of this press release. Aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. We assume no obligation to update the information in this press release.

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
Sales, net	$409,991	$516,274	$415,508	$1,250,539	$1,354,682
Cost of sales	262,650	325,056	268,428	801,007	856,990
Gross profit	147,341	191,218	147,080	449,532	497,692
Gross margin %	35.9%	37.0%	35.4%	35.9%	36.7%

Operating expenses:
Research and development	50,391	49,760	51,413	153,414	141,383
Selling, general, and administrative	55,131	56,716	55,613	166,102	161,056
Amortization of intangible assets	7,049	7,049	7,075	21,186	19,081
Restructuring	4,709	121	3,154	8,906	1,178
Total operating expenses	117,280	113,646	117,255	349,608	322,698
Operating income	30,061	77,572	29,825	99,924	174,994

Other income (expense), net	4,464	8,940	2,425	6,339	11,347
Income from continuing operations, before income tax	34,525	86,512	32,250	106,263	186,341
Provision for income tax	874	11,639	4,795	13,405	29,795
Income from continuing operations	33,651	74,873	27,455	92,858	156,546
Loss from discontinued operations, net of income tax	(930)	(697)	(315)	(2,076)	(615)
Net income	32,721	74,176	27,140	90,782	155,931
Income from continuing operations attributable to noncontrolling interest	—	9	—	—	16
Net income attributable to Advanced Energy Industries, Inc.	$32,721	$74,167	$27,140	$90,782	$155,915

Basic weighted-average common shares outstanding	37,575	37,379	37,573	37,541	37,482
Diluted weighted-average common shares outstanding	37,854	37,630	37,803	37,842	37,725

Earnings per share attributable to Advanced Energy Industries, Inc:

Continuing operations:
Basic earnings per share	$0.90	$2.00	$0.73	$2.47	$4.18
Diluted earnings per share	$0.89	$1.99	$0.73	$2.45	$4.15

Discontinued operations:
Basic loss per share	$(0.02)	$(0.02)	$(0.01)	$(0.06)	$(0.02)
Diluted loss per share	$(0.02)	$(0.02)	$(0.01)	$(0.05)	$(0.02)

Net income:
Basic earnings per share	$0.87	$1.98	$0.72	$2.42	$4.16
Diluted earnings per share	$0.86	$1.97	$0.72	$2.40	$4.13

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$985,931	$458,818
Accounts and other receivables, net	270,348	300,683
Inventories	364,003	376,012
Other current assets	53,191	53,001
Total current assets	1,673,473	1,188,514

Property and equipment, net	161,671	148,462
Operating lease right-of-use assets	98,591	100,177
Other assets	110,027	84,056
Goodwill and intangible assets, net	449,924	470,959
Total assets	$2,493,686	$1,992,168

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$140,320	$170,467
Other accrued expenses	137,015	185,805
Current portion of long-term debt	20,000	20,000
Current portion of operating lease liabilities	17,477	16,771
Total current liabilities	314,812	393,043

Long-term debt	899,848	353,262
Other long-term liabilities	178,155	179,596
Long-term liabilities	1,078,003	532,858

Total liabilities	1,392,815	925,901

Total stockholders' equity	1,100,871	1,066,267
Total liabilities and stockholders’ equity	$2,493,686	$1,992,168

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$90,782	$155,931
Less: loss from discontinued operations, net of income tax	(2,076)	(615)
Income from continuing operations, net of income tax	92,858	156,546

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	49,764	44,433
Stock-based compensation	22,813	15,008
Benefit for deferred income tax	(996)	(2,496)
Loss on disposal and sale of assets	394	(4,058)
Changes in operating assets and liabilities, net of assets acquired	(36,593)	(96,451)
Net cash from operating activities from continuing operations	128,240	112,982
Net cash from operating activities from discontinued operations	(3,307)	(81)
Net cash from operating activities	124,933	112,901

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(3,447)	—
Purchases of property and equipment	(46,782)	(39,507)
Acquisitions, net of cash acquired	—	(145,779)
Net cash from investing activities	(50,229)	(185,286)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	575,000	—
Payment of fees for long-term borrowings	(12,985)	—
Payments on long-term borrowings	(15,000)	(15,000)
Dividend payments	(11,422)	(11,407)
Payment for purchase of note hedges	(115,000)	—
Proceeds from sale of warrants	74,865	—
Purchase and retirement of common stock	(40,000)	(25,955)
Net payments related to stock-based awards	(1,254)	(1,411)
Net cash from financing activities	454,204	(53,773)

EFFECT OF CURRENCY TRANSLATION ON CASH	(1,795)	(9,161)

NET CHANGE IN CASH AND CASH EQUIVALENTS	527,113	(135,319)
CASH AND CASH EQUIVALENTS, beginning of period	458,818	544,372
CASH AND CASH EQUIVALENTS, end of period	$985,931	$409,053

ADVANCED ENERGY INDUSTRIES, INC.

SUPPLEMENTAL INFORMATION (UNAUDITED)

(in thousands)

Net Sales by Market	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
Semiconductor Equipment	$185,033	$266,600	$173,177	$552,419	$698,354
Industrial and Medical	115,226	119,587	127,603	365,849	307,436
Data Center Computing	68,286	87,542	59,076	187,021	232,941
Telecom and Networking	41,446	42,545	55,652	145,250	115,951
Total	$409,991	$516,274	$415,508	$1,250,539	$1,354,682

Net Sales by Geographic Region	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
North America	$184,783	$238,115	$171,516	$537,241	$626,953
Asia	178,190	215,401	186,498	543,871	557,629
Europe	46,088	61,456	56,213	164,867	157,972
Other	930	1,302	1,281	4,560	12,128
Total	$409,991	$516,274	$415,508	$1,250,539	$1,354,682

ADVANCED ENERGY INDUSTRIES, INC.

SELECTED OTHER DATA (UNAUDITED)

(in thousands)

Reconciliation of Non-GAAP measure - operating expenses and operating income, excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
Gross profit from continuing operations, as reported	$147,341	$191,218	$147,080	$449,532	$497,692
Adjustments to gross profit:
Stock-based compensation	615	454	589	1,587	1,087
Facility expansion, relocation costs and other	171	1,662	60	1,188	4,133
Acquisition-related costs	44	66	97	194	(372)
Non-GAAP gross profit	148,171	193,400	147,826	452,501	502,540
Non-GAAP gross margin	36.1%	37.5%	35.6%	36.2%	37.1%

Operating expenses from continuing operations, as reported	117,280	113,646	117,255	349,608	322,698
Adjustments:
Amortization of intangible assets	(7,049)	(7,049)	(7,075)	(21,186)	(19,081)
Stock-based compensation	(7,460)	(5,568)	(7,348)	(21,226)	(13,921)
Acquisition-related costs	(611)	(1,150)	(1,165)	(2,654)	(6,977)
Restructuring and other	(4,898)	(121)	(3,154)	(9,095)	(1,178)
Non-GAAP operating expenses	97,262	99,758	98,513	295,447	281,541
Non-GAAP operating income	$50,909	$93,642	$49,313	$157,054	$220,999
Non-GAAP operating margin	12.4%	18.1%	11.9%	12.6%	16.3%

Reconciliation of Non-GAAP measure - income excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
Income from continuing operations, less non-controlling interest, net of income tax	$33,651	$74,864	$27,455	$92,858	$156,530
Adjustments:
Amortization of intangible assets	7,049	7,049	7,075	21,186	19,081
Acquisition-related costs	655	1,216	1,262	2,848	6,605
Facility expansion, relocation costs, and other	171	1,662	60	1,188	4,133
Restructuring and other	4,898	121	3,154	9,095	1,178
Unrealized foreign currency gain	(1,604)	(6,169)	(2,266)	(2,817)	(13,023)
Acquisition-related costs and other included in other income (expense), net	(1,516)	(4,685)	—	(1,516)	(4,600)
Tax effect of non-GAAP adjustments	(1,101)	855	(1,051)	(3,273)	(966)
Non-GAAP income, net of income tax, excluding stock-based compensation	42,203	74,913	35,689	119,569	168,938
Stock-based compensation, net of tax	6,299	4,697	6,191	17,794	11,668
Non-GAAP income, net of income tax	$48,502	$79,610	$41,880	$137,363	$180,606

ADVANCED ENERGY INDUSTRIES, INC.

SELECTED OTHER DATA (UNAUDITED)

Reconciliation of non-GAAP measure - per share earnings excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2023	2022	2023	2023	2022
Diluted earnings per share from continuing operations, as reported	$0.89	$1.99	$0.73	$2.45	$4.15
Add back:
Per share impact of non-GAAP adjustments, net of tax	0.39	0.13	0.38	1.18	0.64
Non-GAAP earnings per share	$1.28	$2.12	$1.11	$3.63	$4.79

Reconciliation of Q4 2023 Guidance
	Low End	High End

Revenue	$390 million	$420 million

Reconciliation of non-GAAP earnings per share
GAAP earnings per share	$0.49	$0.89
Stock-based compensation	0.20	0.20
Amortization of intangible assets	0.19	0.19
Restructuring and other	0.17	0.17
Tax effects of excluded items	(0.10)	(0.10)
Non-GAAP earnings per share	$0.95	$1.35